Exhibit 10.3

AUTHORIZED CAPITAL

ShipTime Canada Inc. (the “Corporation”)

The maximum number of shares of each class that the Corporation is authorized to issue and the designation, rights, privileges, restrictions and conditions of each class of shares are set out below.

A.	COMMON SHARES

The Corporation is authorized to issue an unlimited number of Common Shares (as hereinafter defined), which constitute a separate and distinct class of shares. The Common Shares shall carry and be subject to the following rights, privileges, restrictions and conditions, namely:

1.
The holders of Common Shares are entitled to receive notice of any meeting of the shareholders of the Corporation and to attend and vote thereat except those meetings where only holders of a specified class or particular series of shares are entitled to vote and each holder thereof shall be entitled to one (1) vote per share in person or by proxy.

2.
Subject to the rights, privileges, restrictions and conditions attaching to the Exchangeable Preferred Shares, the holders of the Common Shares are entitled to receive any dividend declared and paid by the Corporation.

3.
Subject to the rights, privileges, restrictions and conditions attaching to the Exchangeable Preferred Shares, in the event of the liquidation, dissolution or winding-up of the Corporation, the holders of the Common Shares are entitled to receive the remaining property of the Corporation after payment of all of the Corporation’s liabilities.

B.	EXCHANGEABLE PREFERRED SHARES

The Corporation is authorized to issue an unlimited number of Exchangeable Preferred Shares, which constitute a separate and distinct class of shares.  The Exchangeable Preferred Shares shall carry and be subject to the following rights, privileges, restrictions and conditions, namely:

1.	INTERPRETATION

1.1	Definitions

For the purposes of these Share Provisions, unless something in the subject matter or context is inconsistent therewith:

“Affiliate” of any particular person means any other person Controlling, Controlled by or under common Control with such particular person or, in the case of a natural person, any other member of such person’s Family Group.

“Board of Directors” means the board of directors of the Corporation.

“Business Day” means a day, other than a Saturday, Sunday or statutory or civic holiday, on which banks in the Province of Ontario and the State of Delaware are generally open for the transaction of banking business.

“Call Right” has the meaning ascribed thereto in Section B7.4(b).

“Callco” means 2534841 Ontario Inc., a corporation incorporated under the laws of the Province of Ontario, with its registered office at 3350 Fairview Street, Suite 3-232, Burlington, Ontario, Canada, L7N 3L5.

“Change of Law” means any amendment to the Tax Act and other applicable provincial income Tax laws that permits holders of Exchangeable Preferred Shares who are resident in Canada that hold the Exchangeable Preferred Shares as capital property and deal at arm’s length with Parent US and the Corporation (all for the purposes of the Tax Act and other applicable provincial income Tax laws) to exchange their Exchangeable Preferred Shares for the applicable Exchangeable Preferred Share Consideration without requiring such holders to recognize any gain or loss or any actual or deemed dividend in respect of such exchange for the purposes of the Tax Act or applicable provincial income Tax laws.

“Change of Law Call Date” has the meaning ascribed thereto in Section B10.1(b).

“Change of Law Call Right” has the meaning ascribed thereto in Section B10.1(a).

“Common Shares” means the Common Shares in the capital of the Corporation.

“Control” (including, with correlative meaning, all conjugations thereof) means with respect to any person, the ability of another person to control or direct the actions or policies of such first person, whether by ownership of voting shares, by contract or otherwise.

"Corporation Notice" means written notice from the Corporation notifying the Selling Shareholder that the Corporation intends to exercise its Right of First Refusal as to some or all of the Transfer Shares with respect to any Proposed Shareholder Transfer.

“Current Common Stock Consideration Shares” means, on any particular date, 480 shares of Parent US Common Stock, or such greater or lesser number of shares of common stock or other securities as are required or permitted to be issued to the holders of the Exchangeable Preferred Shares after adjustment under Article B6.

“Current Preferred Stock Consideration Shares” means, on any particular date, 3,344 shares of Parent US Preferred Stock, or such greater or lesser number of shares of preferred stock or other securities as are required or permitted to be issued to the holders of the Exchangeable Preferred Shares after adjustment under Article B6.

“De minimus Redemption Event” means an event that results in the aggregate number of Exchangeable Preferred Shares issued and outstanding (other than Exchangeable Preferred Shares held by members of the Parent Group) being less than 10% of the number of Exchangeable Preferred Shares issued on the Effective Date, as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision, combination or consolidation of or stock dividend on the Exchangeable Preferred Shares, any issue or distribution of rights to acquire Exchangeable Preferred Shares or securities exchangeable for or convertible into Exchangeable Preferred Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Preferred Shares.

“Effective Date” means October 5, 2016.

“Exchange Right” has the meaning ascribed thereto in the Exchange and Call Rights Agreement.

“Exchange and Call Rights Agreement” means the Exchange and Call Rights Agreement dated on or about the Effective Date among Parent US, Exchangeco, and each of the Corporation’s Shareholders.

“Exchangeable Preferred Share” means an exchangeable preferred share in the capital stock of the Corporation with substantially the rights, privileges and restrictions set forth in these Share Provisions, which shares shall be exchangeable for the Current Common Stock Consideration Shares and the Current Preferred Stock Consideration Shares.

“Exchangeable Preferred Share Consideration” on any date means, with respect to each Exchangeable Preferred Share, for any acquisition of, redemption of or distribution of assets of the Corporation in respect of such Exchangeable Preferred Share, or purchase of such Exchangeable Preferred Share pursuant to these Share Provisions, the Support Agreement or the Exchange and Call Rights Agreement:

(a)	the fair market value of the Current Common Stock Consideration Shares for which such Exchangeable Preferred Share may be exchanged, as determined in good faith by the board of directors; plus

(b)	the fair market value of the Current Preferred Stock Consideration Shares for which such Exchangeable Preferred Share may be exchanged, as determined in good faith by the board of directors; plus

(c)
a cheque or cheques payable at par at any branch of the bankers of the payor in the sum of the amount of all declared, payable and unpaid cash dividends on such Exchangeable Preferred Share and the amount of all cash dividends declared and payable or paid on a Parent US Preferred Stock and a Parent US Common Stock which have not been declared or paid on such Exchangeable Preferred Shares in accordance herewith; plus

(d)
such stock or other property constituting any declared, payable and unpaid non-cash dividends on such Exchangeable Preferred Share and any declared and payable or paid non-cash dividends on a Parent US Preferred Stock and a Parent US Common Stock which have not been declared or paid on such Exchangeable Preferred Shares in accordance herewith, provided that: (i) the part of the consideration which represents (a) above shall be fully paid and satisfied by the delivery of the Current Common Stock Consideration Shares, such shares to be duly issued, fully paid and non-assessable; (ii) the part of the consideration which represents (b) above shall be fully paid and satisfied by the delivery of the Current Preferred Stock Consideration Shares, such shares to be duly issued, fully paid and non-assessable; (iii) the part of the consideration which represents (c) and (d) above shall be fully paid and satisfied by delivery of such cash payment and non-cash items; and (iv) any such consideration shall be delivered free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest.

“Exchangeco” means 2534845 Ontario Inc., a corporation incorporated under the laws of the Province of Ontario, with its registered office at 3350 Fairview Street, Suite 3-232, Burlington, Ontario, Canada, L7N 3L5.

“Family Group” means, with respect to any individual, such individual’s spouse and descendants (whether natural or adopted) and any trust, partnership, limited liability company or similar vehicle established and maintained solely for the benefit of (or the sole members or partners of which are) such individual, such individual’s spouse and/or such individual’s descendants.

“Governmental Authority” means any government, regulatory authority, governmental department, agency, commission, bureau, official, minister, Crown corporation (whether national, federal, provincial, state or local), court, board, tribunal, dispute settlement panel or body, or other Law or regulation-making entity:

(a)	having jurisdiction on behalf of any nation, province, state or other geographic or political subdivision thereof; or

(b)	exercising, or entitled to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power.

“Laws” means all applicable laws (including common law and decisions of courts and tribunals), and all statutes, by-laws, rules, regulations, Orders, ordinances, protocols, codes, treaties, notices, directions, decrees and judicial, arbitral, administrative, ministerial or departmental judgments, awards or requirements of any Governmental Authority having the force of law; and “Law” means any one or any single provision, part or portion of the Laws.

“Liquidation Amount” has the meaning ascribed thereto in Section B5.1(a).

“Liquidation Call Right” has the meaning ascribed thereto in Section B5.2(a).

“Liquidation Date” has the meaning ascribed thereto in Section B5.1(a).

“Non-Affiliated Holders” means the registered holders (and for greater certainty excluding Exchangeable Preferred Shares beneficially held by members of the Parent Group through any registered holder) of Exchangeable Preferred Shares other than members of the Parent Group.

“OBCA” means the Business Corporations Act (Ontario), including the regulations promulgated thereunder, in either case as amended from time to time.

“Other Corporation” has the meaning ascribed thereto in Section B13.1(c).

“Other Shares” has the meaning ascribed thereto in Section B13.1(c).

“Parent Call Notice” has the meaning ascribed thereto in Section B7.4(c).

“Parent Group” means, collectively, Parent US and its Subsidiaries, whether now in existence or hereafter created or acquired.

“Parent Liquidity Transaction” means either a Sale of Parent US or a Public Offering.

“Parent US” means Paid Inc., a corporation existing under the laws of the State of Delaware, to be renamed ShipTime US Inc. or such other name as is consented to by the directors and shareholders of such corporation, and its successors.

“Parent US Common Stock” means a share of Common Stock in the capital stock of Parent US, par value $0.0001.

“Parent US Dividend Declaration Date” means the date on which the board of directors of Parent US declares any dividend or other distribution on Parent US Preferred Stock or Parent US Common Stock.

“Parent US Preferred Stock” means a share of Preferred Stock in the capital stock of Parent US, par value $0.0001.

“Parent US Successors” has the meaning ascribed thereto in Section B14.2(b).

“Permitted Affiliate” means an Affiliate of Parent US other than the Corporation, Callco, or Exchangeco.

"Proposed Shareholder Transfer" means any transaction (including any offer to enter into any transaction, or any acceptance of same, and any option, warrant, or grant of any other right to do so) which does or if completed would have the effect of causing any sale, transfer, assignment, pledge, mortgage, hypothecation, encumbrance, gift, or other disposition of any legal or beneficial ownership interest in any Exchangeable Preferred Shares.

"Proposed Transfer Notice" means written notice from a holder of Exchangeable Preferred Shares setting forth the terms and conditions of a Proposed Shareholder Transfer.

"Prospective Transferee" means any person to whom a holder of Exchangeable Preferred Shares proposes to make a Proposed Shareholder Transfer.

“Public Offering” means an offering and sale to the public of any shares or equity securities of Parent US pursuant to a registration statement in the United States.

“Redemption Call Right” has the meaning ascribed thereto in Section B8.2(a).

“Redemption Date” means the fifth anniversary of the Effective Date, unless:

(a)
a De minimus Redemption Event occurs, in which case the Board of Directors may accelerate such redemption date to the date upon which the number of Exchangeable Preferred Shares issued and outstanding (other than Exchangeable Preferred Shares held by members of the Parent Group) falls below 10% of the number of Exchangeable Preferred Shares issued on the Effective Date, or such later date as they may determine, upon at least 30 days’ prior written notice to the registered holders of the Exchangeable Preferred Shares; or

(b)
a Parent Liquidity Transaction occurs, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Exchangeable Preferred Shares in connection with such a Parent Liquidity Transaction and that the redemption of all but not less than all of the outstanding Exchangeable Preferred Shares is necessary to enable the completion of such Parent Liquidity Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date as it may determine, upon such number of days prior written notice to the registered holders of the Exchangeable Preferred Shares as the Board of Directors may determine to be reasonably practicable in such circumstances;

provided, however, that the accidental failure or omission to give any notice of redemption under clauses (a) or (b) above to any of such holders of Exchangeable Preferred Shares shall not affect the validity of any such redemption.

“Redemption Notice” has the meaning ascribed thereto in Section B8.1(b).

“Redemption Price” has the meaning ascribed thereto in Section B8.1(a).

“Retracted Shares” has the meaning ascribed thereto in Section B7.4(a).

“Retraction Request” has the meaning ascribed thereto in Section B7.4(a).

"Right of First Refusal" means the right, but not an obligation, of the Corporation, or its permitted transferees or assignees, to purchase some or all of the Transfer Shares with respect to a Proposed Shareholder Transfer, on the terms and conditions specified in the Proposed Transfer Notice.

“Sale of Parent US” means (A) the closing of the sale, transfer, exclusive license or other disposition of all or substantially all of the assets of Parent US, (B) the consummation of the merger or consolidation of Parent US with or into another entity (except a merger or consolidation in which the holders of capital stock of Parent US immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of Parent US or the surviving or acquiring entity), (C) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the securities of Parent US), of the securities of Parent US if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of Parent US (or the surviving or acquiring entity) or (D) a liquidation, dissolution or winding up of Parent US; provided, however, that a transaction shall not constitute a Sale of Parent US if its sole purpose is to change the state of incorporation of Parent US or to create a holding company that will be owned in substantially the same proportions by the persons who held the securities of Parent US immediately prior to such transaction.

"Selling Shareholder" means any holder of Exchangeable Preferred Shares who proposes to make a Proposed Shareholder Transfer.

“Share Provisions” means the rights, privileges, restrictions and conditions set out herein.

“Subdivision” has the meaning ascribed thereto in Section B3.2.

“Subsidiary” means with respect to a specified person, any entity, whether incorporated or unincorporated, in which such person owns, directly or indirectly, a majority of the securities or other ownership interests having by their terms ordinary voting power to elect a majority of the directors or other persons performing similar functions, or the management and policies of which such person otherwise has the power to direct.

“Support Agreement” means the Support Agreement dated on or about the Effective Date between Exchangeco and Paid.

“Tax” and, with correlative meaning, “Taxes” means: (i) all federal, provincial, municipal, territorial, state, local, foreign or other taxes, duties, imposts, rates, levies, assessments, tariffs and government fees, charges or dues of any nature, including, without limiting the generality of the foregoing, all income, capital gains, sales, excise, use, property, capital, goods and services, business transfer, value added, compensation, social security, payroll, land transfer, property purchase, withholding, employment, privilege, franchise, premium, licence and school taxes, employment insurance, health insurance and Governmental Authority pension plan premiums and custom and import duties; (ii) all interest, fines and penalties with respect thereto, whether disputed or not; and (iii) any liability in respect of any items described in clause (i) or (ii) payable by reason of contract, assumption, transferee or successor liability, or operation of Law.

“Taxing Authority” means any Governmental Authority exercising regulatory authority in respect of any Taxes.

“U.S. Tax Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

1.2	Sections and Headings

The division of these Share Provisions into articles and sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of these Share Provisions.  Unless otherwise indicated, any reference in these Share Provisions to an article or section refers to the specified article or section of these Share Provisions.

1.3	Number Gender and Persons

In these Share Provisions, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, partnerships, companies, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

1.4	Date for any Action

If any date on which any action is required to be taken under these Share Provisions is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

1.5	Payments

All payments to be made hereunder shall be made without interest and less any Tax required by Canadian or U.S. Law to be deducted and withheld.

2.	RANKING OF EXCHANGEABLE PREFERRED SHARES

2.1	Ranking

The Exchangeable Preferred Shares shall be entitled to a preference over the Common Shares, and any other shares ranking junior to the Exchangeable Preferred Shares with respect to the payment of dividends as and to the extent provided in Article B3 and with respect to the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the

Corporation among its shareholders for the purpose of winding up its affairs as and to the extent provided in Article B5.

3.	DIVIDENDS

3.1	Dividends

A holder of an Exchangeable Preferred Share shall be entitled to receive and the Board of Directors shall, subject to applicable Law, on a Parent US Dividend Declaration Date, declare a dividend on each Exchangeable Preferred Share:

(a)
in the case of a cash dividend or distribution declared on the Parent US Preferred Stock or Parent US Common Stock, in an amount in cash for each Exchangeable Preferred Share equal to the amount of the cash dividend or distribution declared on each Parent US Preferred Stock or Parent US Common Stock on the Parent US Dividend Declaration Date;

(b)
in the case of a stock dividend or distribution declared on the Parent US Preferred Stock to be paid in Parent US Preferred Stock or Parent US Common Stock to be paid in Parent US Common Stock, subject to Section B3.2, by the issue or transfer by the Corporation of such number of Exchangeable Preferred Shares for each Exchangeable Preferred Share as is equal to the number of Parent US Preferred Stock to be paid on each Parent US Preferred Stock, or Parent US Common Stock to be paid on each Parent US Common Stock; or

(c)
in the case of a dividend or distribution declared on the Parent US Preferred Stock or Parent US Common Stock in property other than cash or Parent US Preferred Stock or Parent US Common Stock, respectively, in such type and amount of property for each Exchangeable Preferred Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by Section B3.6 hereof) the type and amount of property declared as a dividend or distribution on each Parent US Preferred Stock or Parent US Common Stock.

Such dividends or distributions shall be paid out of the assets of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares or other securities of the Corporation, as applicable. Subject to Section B3.2, the holders of Exchangeable Preferred Shares shall not be entitled to any dividends other than or in excess of the dividends referred to in this Section B3.1.

3.2	Subdivision on Stock Dividend

In the case of a stock dividend declared on the Parent US Preferred Stock to be paid in Parent US Preferred Stock, or on the Parent US Common Stock to be paid in Parent US Common Stock, in lieu of declaring the stock dividend contemplated by Section B3.1(b) on the Exchangeable Preferred Shares, the Board of Directors may, in good faith and in its discretion and subject to applicable Law and to obtaining all required regulatory approvals, subdivide, redivide or change (the “Subdivision”) each issued and unissued Exchangeable Preferred Share on the basis that each Exchangeable Preferred Share before the Subdivision becomes a number of Exchangeable Preferred Shares equal to the sum of: (i) one Parent US Preferred Stock or one Parent US Common Stock (as the case may be); and (ii) the number of Parent US Preferred Stock to be paid as a stock dividend on each Parent US Preferred Stock, or the number of Parent US Common Stock to be paid as a stock dividend on each Parent US Common Stock (as the case may be).  In making such Subdivision, the Board of Directors shall consider the effect thereof upon the then outstanding Exchangeable Preferred Shares and the general taxation consequences of the Subdivision to the holders of the Exchangeable Preferred Shares (other than members of the Parent Group).  In such instance, and notwithstanding any other provision hereof, such Subdivision, shall become effective on the effective date specified in Section B3.4 without any further act or formality on the part of the Board of Directors or of the holders of Exchangeable Preferred Shares. For greater certainty, subject to applicable Law, no approval of the holders of Exchangeable Preferred Shares to an amendment to the articles of the Corporation shall be required to give effect to such Subdivision.

3.3	Payment of Dividends

Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends or distributions contemplated by Section B3.1(a) hereof and the sending of such cheque to each holder of an Exchangeable Preferred Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation.  Subject to applicable Law and any applicable requirements of a central depository for securities, certificates registered in the name of the registered holder of Exchangeable Preferred Shares shall be issued or transferred in respect of any stock dividends or other distributions contemplated by Section B3.1(b) hereof and the sending of such a certificate to each holder of an Exchangeable Preferred Share shall satisfy the stock dividend or other distribution represented thereby. Such other type and amount of property in respect of any dividends or distributions contemplated by Section B3.1(c) hereof or any subdivision contemplated by Section B3.2 shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Preferred Share shall satisfy the dividend or other distribution represented thereby.  Subject to the requirements of applicable Law with respect to unclaimed property, no holder of an Exchangeable Preferred Share shall be entitled to recover by action or other legal process against the Corporation any dividend or distribution that is represented by a cheque that has not been duly presented to the Corporation’s bankers for payment or that otherwise remains unclaimed for a period of five years from the date on which such dividend was first payable.

3.4	Record and Payment Dates

The record date for the determination of the holders of Exchangeable Preferred Shares entitled to receive payment of, and the payment date for, any dividend or distribution declared on the Exchangeable Preferred Shares under Section B3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend or distribution declared on Parent US Preferred Stock or Parent US Common Stock, as the case may be. The record date for the determination of the holders of Exchangeable Preferred Shares entitled to receive Exchangeable Preferred Shares in connection with any Subdivision of the Exchangeable Preferred Shares under Section B3.2 and the effective date of such Subdivision shall be the same dates as the record date and payment date, respectively, for the corresponding dividend or distribution declared on the shares of Parent US Preferred Stock or Parent US Common Stock, as the case may be.

3.5	Partial Payment

If on any payment date for any dividends or distributions declared on the Exchangeable Preferred Shares under Section B3.1 and Section B3.2 hereof the dividends or distributions are not paid in full on all of the Exchangeable Preferred Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys or other assets properly applicable to the payment of such dividends or distributions.

3.6	Economic Equivalence

For the purposes of Section B3.1 and Section B3.2 hereof, the Board of Directors shall determine, acting in good faith and in its sole discretion (with the assistance of such reputable and qualified financial advisors and/or other experts as the board may require), economic equivalence and each such determination shall be conclusive and binding on the Corporation and its shareholders.

4.	CERTAIN RESTRICTIONS

4.1	Certain Restrictions

So long as any of the Exchangeable Preferred Shares owned by Non-Affiliate Holders are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Preferred Shares given as specified in Section B12.2 hereof:

(a)
pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Preferred Shares with respect to the payment of dividends, other than stock dividends payable in Common Shares or in any such other shares ranking junior to the Exchangeable Preferred Shares, as the case may be;

(b)
redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Preferred Shares with respect to the payment of dividends or the distribution of the assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs;

(c)
redeem or purchase or make any capital distribution in respect of any other shares of the Corporation ranking equally with the Exchangeable Preferred Shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs; or

(d)
issue any shares other than (i) Exchangeable Preferred Shares, (ii) Common Shares, and (iii) any other shares ranking junior to the Exchangeable Preferred Shares, other than by way of stock dividends to the holders of such Exchangeable Preferred Shares, provided that the restrictions in Sections B4.1(a), B4.1(b) and B4.1(c) hereof shall not apply if all dividends and distributions on the outstanding Exchangeable Preferred Shares corresponding to dividends and distributions declared and paid to date on the Parent US Preferred Stock or the Parent US Common Stock shall have at that time been declared and paid in full on the Exchangeable Preferred Shares.

5.	LIQUIDATION

5.1	Participation Upon Liquidation, Dissolution or Winding Up of the Corporation

(a)
Subject to applicable Law and the due exercise by Parent US of the Liquidation Call Right, in the event of the liquidation, dissolution or winding up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Preferred Shares shall be entitled to receive from the assets of the Corporation in respect of each Exchangeable Preferred Share held by such holder on the effective date of such liquidation, dissolution or winding up or other distribution (the “Liquidation Date”), before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Preferred Shares, an amount per share equal to the Exchangeable Preferred Share Consideration (the “Liquidation Amount”).

(b)
In the case of a distribution on Exchangeable Preferred Shares under this Section B5.1 and provided the Liquidation Call Right has not been exercised by Parent US, on or promptly after the Liquidation Date, the Corporation shall cause to be delivered to the holders of the Exchangeable Preferred Shares the Liquidation Amount (in the form of Exchangeable Preferred Share Consideration) for each such Exchangeable Preferred Share upon presentation and surrender of the certificates representing such Exchangeable Preferred Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Preferred Shares under the OBCA and the articles and by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require, at the registered office of the Corporation.  Payment of the Liquidation Amount per Exchangeable Preferred Share shall be satisfied by causing to be delivered to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Preferred Shares or by holding for pick-up by the holder at the registered office of the Corporation the Exchangeable Preferred Share Consideration per Exchangeable Preferred Share representing the Liquidation Amount.  On and after the Liquidation Date, the holders of the Exchangeable Preferred Shares shall cease to be holders of such Exchangeable Preferred Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Exchange and Call Rights Agreement), other than the right to receive the Liquidation Amount per Exchangeable Preferred Share, unless payment of the total Liquidation Amount for such Exchangeable Preferred Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Liquidation Amount has been paid in the manner hereinbefore provided.

(c)
The Corporation shall have the right at any time after the Liquidation Date to transfer or cause to be issued or transferred, and deposited in a custodial account with any chartered bank or trust company in Canada named in such notice, the Liquidation Amount in respect of the Exchangeable Preferred Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof, such Liquidation Amount to be held by such bank or trust company as trustee for and on behalf of, and for the use and benefit of, such holders. Upon such deposit being made, the rights of a holder of Exchangeable Preferred Shares after such deposit shall be limited to receiving its proportionate part of the Liquidation Amount for such Exchangeable Preferred Shares so deposited, without interest, and all dividends and other distributions with respect to the Parent US Preferred Stock or Parent US Common Stock to which such holder is entitled with a record date after the date of such deposit and before the date of transfer of such Parent US Preferred Stock or Parent US Common Stock (as the case may be) to such holder (in each case less any amounts withheld on account of Tax required to be deducted and withheld therefrom) against presentation and surrender of the certificates representing the Exchangeable Preferred Shares held by the holder in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount (less any amounts withheld on account of Tax required to be deducted and withheld therefrom), the holders of the Exchangeable Preferred Shares shall thereafter be considered and deemed for all purposes to be holders of the Parent US Preferred Stock or Parent US Common Stock, as the case may be, delivered to them or the custodian on their behalf.

(d)
After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Preferred Shares the total Liquidation Amount pursuant to this Section B5.1, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

5.2	Liquidation Call Rights

(a)
Parent US shall have the right (a “Liquidation Call Right”), in the event of and notwithstanding the proposed liquidation, dissolution or winding up of the Corporation or any other distribution of the assets of the Corporation for the purpose of winding up its affairs pursuant to Section B5.1 hereof, to, or to cause a Permitted Affiliate to, purchase from all but not less than all of the holders of Exchangeable Preferred Shares (other than members of the Parent Group) on the Liquidation Date all but not less than all of the Exchangeable Preferred Shares held by each such holder on payment by Parent US of an amount per share equal to the Exchangeable Preferred Share Consideration.  In the event of the exercise of a Liquidation Call Right, each holder of Exchangeable Preferred Shares (other than members of the Parent Group) shall be obligated to sell all the Exchangeable Preferred Shares held by such holder to Parent US on the Liquidation Date on payment by Parent US to such holder of the Exchangeable Preferred Share Consideration for each such share and the Corporation shall have no obligation to pay any Liquidation Amount to the holders of such shares so purchased by Parent US.

(b)
In order to exercise its Liquidation Call Right, Parent US must notify in writing the registered holders of the Exchangeable Preferred Shares and the Corporation of its intention to exercise such right at least 30 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding up of the Corporation and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding up of the Corporation. If Parent US duly exercises its Liquidation Call Right in accordance with this Section B5.2, all obligations of the Corporation under Section B5.1 shall terminate at such time and on the Liquidation Date Parent US will purchase and the holders of Exchangeable Preferred Shares (other than members of the Parent Group) will sell all of their Exchangeable Preferred Shares then outstanding for a price per share equal to the Exchangeable Preferred Share Consideration.

(c)
For the purposes of completing a purchase of the Exchangeable Preferred Shares pursuant to the exercise of a Liquidation Call Right, Parent US shall deposit or cause to be deposited with the Corporation, on or before the Liquidation Date, the Exchangeable Preferred Share Consideration per Exchangeable Preferred Share, less any required Tax withholdings.  Provided that the aggregate Exchangeable Preferred Share Consideration has been so deposited with the Corporation, on and after the Liquidation Date the holders of the Exchangeable Preferred Shares (other than members of the Parent Group) shall cease to be holders of such Exchangeable Preferred Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Exchange and Call Rights Agreement), other than the right to receive the Exchangeable Preferred Share Consideration per Exchangeable Preferred Share payable by Parent US, without interest, and all dividends and other distributions with respect to the Parent US Preferred Stock or Parent US Common Stock to which such holder is entitled with a record date after the date of such deposit and before the date of transfer of such Parent US Preferred Stock or Parent US Common Stock (as the case may be) to such holder (in each case less any amounts withheld on account of Tax required to be deducted and withheld therefrom) against presentation and surrender of the certificates representing the Exchangeable Preferred Shares held by such holder and the holder shall be deemed for all purposes to be the holder of the Parent US Preferred Stock or Parent US Common Stock (as the case may be) to which such holder is entitled.  Upon surrender to the Corporation of a certificate representing Exchangeable Preferred Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Preferred Shares under the OBCA and the articles and by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Corporation on behalf of Parent US shall deliver to such holder, the Exchangeable Preferred Share Consideration.  If Parent US does not exercise its Liquidation Call Right in the manner described above, on the Liquidation Date the holders of Exchangeable Preferred Shares shall be entitled to receive in exchange therefor the Liquidation Amount otherwise payable by the Corporation in connection with the liquidation, dissolution or winding up of the Corporation pursuant to Section B5.1 hereof.

6.	CERTAIN PROTECTIONS IN THE EVENT OF DILUTION

6.1	Reorganization Events.

Each of the following shall be considered a “Capital Reorganization Event”:

(a)
a subdivision or re-division of the outstanding Exchangeable Preferred Shares, or the Parent US Common Stock or Parent US Preferred Stock, as the case may be, into a greater number of Exchangeable Preferred Shares, or Parent US Common Stock or Parent US Preferred Stock, as the case may be,;

(b)
a reduction, combination or consolidation of the outstanding Exchangeable Preferred Shares, or the Parent US Common Stock or Parent US Preferred Stock, as the case may be,  into a smaller number of Exchangeable Preferred Shares , or Parent US Common Stock or Parent US Preferred Stock, as the case may be, ;

(c)
a reclassification of the Exchangeable Preferred Shares, or the Parent US Common Stock or Parent US Preferred Stock, as the case may be,  at any time outstanding or a change of the Exchangeable Preferred Shares, or the Parent US Common Stock or Parent US Preferred Stock, as the case may be,  into other shares or into other securities or any other capital reorganization;

(d)
an issuance by the Corporation of Exchangeable Preferred Shares (or securities convertible into or exchangeable for Exchangeable Preferred Shares) to the holders of all or substantially all of the outstanding Exchangeable Preferred Shares by way of stock dividend, or an issuance by Parent US of Parent US Common Stock or Parent US Preferred Stock, as the case may be (or securities convertible into or exchangeable for Parent US Common Stock or Parent US Preferred Stock, as the case may be), to the holders of all or substantially all of the outstanding Parent US Common Stock or Parent US Preferred Stock, as the case may be, by way of stock dividend, including in the case of Parent US and without duplication any issuance covered under Article B2;

(e)
a distribution by the Corporation or by Parent US, as the case may be, to all or substantially all of the holders of the outstanding Exchangeable Preferred Shares or to all or substantially all of the holders of the outstanding Parent US Common Stock or Parent US Preferred Stock, as the case may be, of : (i) shares of any class other than Exchangeable Preferred Shares or the Parent US Common Stock or Parent US Preferred Stock, as the case may be,  or of other than securities convertible into or exchangeable for Exchangeable Preferred Shares or the Parent US Common Stock or Parent US Preferred Stock, as the case may be; (ii) rights, options or warrants; (iii) evidences of indebtedness; or (iv) assets;

(f)
a consolidation, amalgamation or merger of the Corporation with or into a corporation or other entity (other than a consolidation, amalgamation or merger which does not result in any reclassification of the outstanding Exchangeable Preferred Shares or the Parent US Common Stock or Parent US Preferred Stock, as the case may be,  or a change of the Exchangeable Preferred Shares or the Parent US Common Stock or Parent US Preferred Stock, as the case may be,  into other shares); or

(g)
a transfer of the undertaking or assets of the Corporation as an entirety, or substantially as an entirety, to another corporation or other entity in which the holders of Exchangeable Preferred Shares or the Parent US Common Stock or Parent US Preferred Stock, as the case may be,  are entitled to receive shares, other securities or other property.

6.2	Protective Measures.

Upon the occurrence of any Capital Reorganization Event affecting the Exchangeable Preferred Shares, or the Parent US Common Stock or Parent US Preferred Stock, as the case may be,  the holders of Exchangeable Preferred Shares will be entitled to receive, and will accept for the same aggregate consideration, and without the requirement for any additional payment, the aggregate number of shares, other securities or other property which such holder would have been entitled to receive as a result of such Capital Reorganization Event if, on the effective date of such Capital Reorganization Event, in the case of the Corporation, the holder had been the registered holder of the number of Exchangeable Preferred Shares to which the holder was then entitled to obtain, or in the case of Parent US, the holder had already exercised its exchange rights in full to acquire and had become the registered holder of the number of underlying Parent US Common Stock or Parent US Preferred Stock, as the case may be, to which the holder was then entitled to obtain.

6.3	Protective Adjustments.

The adjustments with respect to the Exchangeable Preferred Shares and the Parent US Common Stock and Parent US Preferred Stock, as the case may be, set forth above are cumulative and shall apply to successive Capital Reorganization Events resulting in equivalent distribution entitlements under the provisions herein. The Corporation shall take all steps necessary to ensure that, upon a Capital Reorganization Event affecting the Exchangeable Preferred Shares, each holder of Exchangeable Preferred Shares will receive the aggregate number of shares, other securities or other property to which it is entitled as a result of the Capital Reorganization Event. Parent US has entered into certain agreements to like effect with respect to Capital Reorganization Events affecting the Parent US Common Stock or Parent US Preferred Stock, as the case may be.  For the purposes of these articles, any adjustment shall be made successively whenever an event referred to herein shall occur. All calculations shall be made to the nearest whole share or, in the case of consideration other than securities, to the nearest whole dollar. No adjustment shall be made in the number of Exchangeable Preferred Shares unless it would require a change of at least one (1) whole Exchangeable Preferred Share. Compensation shall be paid in cash for such fractional Exchangeable Preferred Shares, if any, based on the Exchangeable Preferred Share Consideration. In the case of the Parent US Common Stock and Parent US Preferred Stock, the foregoing provisions shall be applicable without duplication in the event of any Capital Reorganization Event and shall not be applied if corresponding rights and anti-dilution protections are already extended to the holders of the Exchangeable Preferred Shares in respect of their rights to convert their Exchangeable Preferred Shares for Parent US Common Stock or Parent US Preferred Stock, as the case may be, as a result of the charter or constating documents of Parent US or other applicable laws.

6.4	Certification and Dispute Resolution.

The Corporation shall from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in these articles, deliver an officer’s certificate to the holders of Exchangeable Preferred Shares specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. If a dispute shall at any time arise with respect to adjustments hereunder pertaining to the Corporation or Parent US, as the case may be, such disputes shall be conclusively determined by the accountants of the Corporation or Parent US, as the case may be, or, if they are unable or unwilling to act, by such other firm or independent chartered accountants (acceptable to the holders of Exchangeable Preferred Shares, acting reasonably) as may be selected by the holders of Exchangeable Preferred Shares and the Corporation. Any such determination, subject to the prior approval of any securities regulatory authority or stock exchange which may be necessary, shall be conclusive evidence of the correctness of any adjustments made.

7.	RIGHT OF FIRST REFUSAL AND CALL RIGHT

7.1	Right of First Refusal

(a)
Subject to the terms of Section B7.3, each holder of Exchangeable Preferred Shares hereby irrevocably and unconditionally (i) acknowledges that their securities are subject to resale restrictions under the articles of amalgamation of the Corporation and applicable securities laws; (ii) acknowledges that such restriction extends to the underlying Parent US Common Stock and Parent US Preferred Stock and all other derivative securities arising from or relating to the Exchangeable Preferred Shares; and (iii) grants to the Corporation a Right of First Refusal, at its exclusive option, and with no obligation, to purchase all or any portion of Exchangeable Preferred Shares that such Shareholder may propose to transfer in a Proposed Shareholder Transfer (the “Transfer Shares”), at the same price and on the same terms and conditions as those offered to the Prospective Transferee.

(b)
Each shareholder proposing to make a Proposed Shareholder Transfer must deliver a Proposed Transfer Notice to the Corporation and each other shareholder no later than 45 days prior to the consummation of such Proposed Shareholder Transfer. Such Proposed Transfer Notice shall contain the material terms and conditions (including price and form of consideration) of the Proposed Shareholder Transfer, the identity of the Prospective Transferee and the intended date of the Proposed Shareholder Transfer. To exercise its Right of First Refusal the Corporation must deliver a Corporation Notice to the Selling Shareholder within 15 days after delivery of the Proposed Transfer Notice.

(c)
Notwithstanding the foregoing, if the total number of Transfer Shares that the Corporation has agreed to purchase in the Corporation Notice is less than the total number of Transfer Shares, then the Corporation shall be deemed to have forfeited any right to purchase such Transfer Shares, and the Selling Shareholder shall be free to sell all, but not less than all, of the Transfer Shares to the Prospective Transferee on terms and conditions substantially similar to (and in no event more favourable than) the terms and conditions set forth in the Proposed Transfer Notice, it being understood and agreed that (i) any such sale or transfer shall be subject to the other terms and restrictions of these Share Provisions; (ii) any future Proposed Shareholder Transfer shall remain subject to the terms and conditions of these Share Provisions; and (iii) such sale shall be consummated within 60 days after receipt of the Proposed Transfer Notice by the Corporation and, if such sale is not consummated within such 60 day period, such sale shall again become subject to the Right of First Refusal on the terms set forth herein.

(d)
If the consideration proposed to be paid for the Transfer Shares is in property, services or other non-cash consideration, the fair market value of the consideration shall be as determined in good faith by the Board and as set forth in the Corporation Notice. If the Corporation cannot for any reason pay for the Transfer Shares in the same form of non-cash consideration, the Corporation may pay the cash value equivalent thereof, as determined in good faith by the Board and as set forth in the Corporation Notice. The closing of the purchase of Transfer Shares by the Corporation shall take place, and all payments from the Corporation shall have been delivered to the Selling Shareholder, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Shareholder Transfer and (ii) 45 days after delivery of the Proposed Transfer Notice.

7.2	Effect of Failure to Comply.

(a)
Any Proposed Shareholder Transfer not made in compliance with the requirements of these Share Provisions shall be null and void ab initio, shall not be recorded on the books of the Corporation or its transfer agent and shall not be recognized by the Corporation.

(b)
If any shareholder becomes obligated to sell any Transfer Shares to the Corporation under these Share Provisions and fails to deliver such Transfer Shares in accordance with the terms of these Share Provisions, the Corporation may, at its option, in addition to all other remedies it may have, send to such shareholder the Exchangeable Preferred Share Consideration per share for such Transfer Shares and transfer to the name of the Corporation on the Corporation’s books the certificate or certificates representing the Transfer Shares to be sold.

7.3	Exempt Transfers.

(a)
Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section B7.1 shall not apply: (i) in the case of a shareholder that is an entity, upon a transfer by such Shareholder to its shareholders, members, partners, other equity holders or Affiliates; (ii) to a repurchase of Transfer Shares from a shareholder by the Corporation at a price no greater than that originally paid by such shareholder for such Transfer Shares and pursuant to an agreement containing vesting and/or repurchase provisions approved by a majority of the Board; or (iii) in the case of a shareholder that is a natural person, upon a transfer of Transfer Shares by such shareholder made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to a member of his or her Family Group; provided that in the case of clause (i) or (iii), such shareholder shall deliver prior written notice to the Corporation and the other shareholders of such transfer and such Transfer Shares shall at all times remain subject to the terms and restrictions set forth in these Share Provisions.

(b)
Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section B7.1 shall not apply to the sale of any Transfer Shares (i) pursuant to a Public Offering, or an offering to the public pursuant to a prospectus filed with any Canadian securities regulatory authorities, (ii) pursuant to the liquidation, dissolution or winding up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, or (iii) upon prior written consent of the Board.

7.4	Call Right.

(a)
Each holder of Exchangeable Preferred Shares shall be entitled to give notice of a requirement to redeem by presenting and surrendering at the registered office of the Corporation the certificate or certificates representing the Exchangeable Preferred Shares that the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Preferred Shares under the OBCA and the articles and by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require, together with a duly executed statement (the “Retraction Request”) in the form of Schedule “A” hereto or in such other form as may be acceptable to the Corporation specifying that the holder desires to have all or any number specified therein of the Exchangeable Preferred Shares represented by such certificate or certificates (the “Retracted Shares”) redeemed by the Corporation.

(b)
In the event that a holder of Exchangeable Preferred Shares delivers a Retraction Request, Paid Callco (or, in the event of its failure or inability to do so for any reason, Parent US) shall have the overriding right (the “Call Right”) to, or to cause a Permitted Affiliate to, purchase from such holder all but not less than all of the Retracted Shares held by such holder on payment by Paid Callco (or Parent US, as the case may be) of an amount per share equal to the Exchangeable Preferred Share Consideration (the “Call Purchase Price”), which shall be satisfied in full by causing to be delivered to such holder the Exchangeable Preferred Share Consideration representing the Call Purchase Price.  In the event of the exercise of the Call Right, a holder of Exchangeable Preferred Shares who has delivered a Retraction Request shall be obligated to sell all the Retracted Shares held by such holder to Paid Callco (or Parent US, as the case may be) on payment by Paid Callco (or Parent US, as the case may be) to such holder of the Call Purchase Price for each such share in the form of Exchangeable Preferred Share Consideration.

(c)
Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify Parent US and Paid Callco thereof.  In order to exercise its Call Right, Paid Callco (or Parent US, as the case may be) must notify in writing the registered holders of the Exchangeable Preferred Shares and the Corporation of its intention to exercise such right (a “Parent Call Notice”) within five Business Days of notification by the Corporation to them of the receipt by the Corporation of the Retraction Request.  If Paid Callco (or Parent US, as the case may be) does not so notify the Corporation within such five Business Day period, the Corporation shall notify the holder as soon as possible thereafter that neither will exercise the Call Right.  If Paid Callco (or Parent US, as the case may be) delivers a Parent Call Notice within such five Business Day period and duly exercises its Call Right in accordance with this Section B7.4, all obligations of the Corporation to redeem the Retracted Shares shall terminate at such time and, provided that the Retraction Request is not revoked by the holder in the manner specified in Section B7.4(e), Paid Callco (or Parent US, as the case may be) shall purchase from such holder and such holder shall sell to them the Retracted Shares for a price per share equal to Call Purchase Price in the form of Exchangeable Preferred Share Consideration. In the event that Paid Callco (or Parent US, as the case may be) does not deliver a Parent Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section B7.4(e), the Corporation shall redeem the Retracted Shares in accordance with Section B8.

(d)
For the purposes of completing a purchase of the Exchangeable Preferred Shares pursuant to the exercise of the Call Right, Paid Callco (or Parent US, as the case may be) shall deliver or cause to be delivered to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Preferred Shares or at the address specified in the holder’s Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation, the Exchangeable Preferred Share Consideration representing the Call Purchase Price per Retracted Share.  The holder shall then cease to be a holder of Retracted Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Exchange and Call Rights Agreement), other than the right to receive the total Call Purchase Price per Retracted Share payable by Paid Callco (or Parent US, as the case may be), without interest, upon presentation and surrender of certificates representing the Retracted Shares in accordance with the foregoing provisions, payment of the aggregate Call Purchase Price payable to such holder shall not be made, in which case the rights of such holder shall remain unaffected until such aggregate Call Purchase Price has been paid in the manner hereinbefore provided.  Provided that presentation and surrender of certificates and payment of such aggregate Call Purchase Price (less any amounts withheld on account of Tax required to be deducted and withheld therefrom) has been made in accordance with the foregoing provisions, the holder of the Retracted Shares purchased by Paid Callco (or Parent US, as the case may be) shall thereafter be deemed for all purposes to be a holder of the Parent US Preferred Stock or the Parent US Common Stock delivered to such holder.

(e)
A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation at any time before the close of business on the Business Day immediately preceding the effective date of the retraction, withdraw its Retraction Request in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Parent US shall be deemed to have been revoked.

8.	REDEMPTION BY THE CORPORATION

8.1	Redemption by the Corporation

(a)
Subject to applicable Law and the due exercise by Parent US of the Redemption Call Right, the Corporation shall on the Redemption Date redeem all of the then outstanding Exchangeable Preferred Shares for an amount per share equal to the Exchangeable Preferred Share Consideration (the “Redemption Price”).

(b)
In any case of a redemption of Exchangeable Preferred Shares under this Section B8.1, the Corporation shall, at least 30 days before the Redemption Date (other than a Redemption Date established in connection with a Parent Liquidity Transaction), send or cause to be sent to each holder of Exchangeable Preferred Shares (other than members of the Parent Group) a notice in writing (the “Redemption Notice”) of the redemption by the Corporation or the purchase by Parent US under its Redemption Call Right, as the case may be, of the Exchangeable Preferred Shares held by such holder.  In the case of a Redemption Date established in connection with a Parent Liquidity Transaction the written notice of redemption by the Corporation or the purchase by Parent US under the Redemption Call Right will be sent on or before the Redemption Date, on as many days’ prior written notice as may be determined by the Board of Directors to be reasonably practicable in the circumstances.  In any such case, such notice shall set out such Redemption Date and, if applicable, particulars of the Redemption Call Right.  In the case of any notice given in connection with a possible Redemption Date, such notice will be given contingently and will be withdrawn if the contingency does not occur.

(c)
On or after the Redemption Date and subject to the due exercise by Parent US of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Preferred Shares to be redeemed the Redemption Price (in the form of Exchangeable Preferred Share Consideration) for each such Exchangeable Preferred Share upon presentation and surrender of the certificates representing such Exchangeable Preferred Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Preferred Shares under the OBCA and the articles and by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require at the registered office of the Corporation. Payment of the Redemption Price per Exchangeable Preferred Share shall be satisfied by causing to be delivered to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Preferred Shares or by holding for pick-up by the holder at the registered office of the Corporation the Exchangeable Preferred Share Consideration per Exchangeable Preferred Share representing the Redemption Price.  On and after the Redemption Date, the holders of the Exchangeable Preferred Shares called for redemption shall cease to be holders of such Exchangeable Preferred Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Exchange and Call Rights Agreement), other than the right to receive the Redemption Price per Exchangeable Preferred Share, unless payment of the total Redemption Price for such Exchangeable Preferred Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Redemption Price has been paid in the manner hereinbefore provided.

(d)
The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Preferred Shares as aforesaid to transfer or cause to be issued and transferred, and deposited in a custodial account with any chartered bank or trust company in Canada named in such notice the total Redemption Price in respect of the Exchangeable Preferred Shares so called for redemption, or of such of the said Exchangeable Preferred Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, such Redemption Price to be held by such bank or trust company as trustee for and on behalf of, and for the use and benefit of, such holders. Upon such deposit being made prior to the Redemption Date, on and after the Redemption Date, the Exchangeable Preferred Shares shall be redeemed and the rights of a holder thereof after the Redemption Date shall be limited to receiving its proportionate part of the Redemption Price for such Exchangeable Preferred Shares so deposited, without interest, and all dividends and other distributions with respect to the Parent US Preferred Stock or Parent US Common Stock to which such holder is entitled with a record date after the Redemption Date and before the date of transfer of such Parent US Preferred Stock or Parent US Common Stock to such holder (in each case less any amounts withheld on account of Tax required to be deducted and withheld therefrom) against presentation and surrender of the certificates representing the Exchangeable Preferred Shares held by the holder in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price (less any amounts withheld on account of Tax required to be deducted and withheld therefrom), the holders of the Exchangeable Preferred Shares shall thereafter be considered and deemed for all purposes to be holders of the Parent US Preferred Stock or Parent US Common Stock delivered to them or the custodian on their behalf.

8.2	Redemption Call Rights

(a)
The Corporation (or Parent US, as the case may be) shall have the overriding right (a “Redemption Call Right”), in the event and notwithstanding the proposed redemption of the Exchangeable Preferred Shares by the Corporation pursuant to Section B8.1 hereof, to, or to cause a Permitted Affiliate to, purchase from all but not less than all of the holders of Exchangeable Preferred Shares (other than members of the Parent Group) on the Redemption Date in respect of which the Redemption Call Right is exercised all but not less than all of the Exchangeable Preferred Shares held by each such holder on payment by the Corporation or Parent US of an amount per share equal to the Exchangeable Preferred Share Consideration.  In the event of the exercise of a Redemption Call Right, each holder of Exchangeable Preferred Shares (other than members of the Parent Group) shall be obligated to sell all the Exchangeable Preferred Shares held by such holder to the Corporation or Parent US on the Redemption Date on payment by the Corporation or Parent US to such holder of the Exchangeable Preferred Share Consideration for each such share.

(b)
In order to exercise its Redemption Call Right, the Corporation (or Parent US, as the case may be) must notify in writing the registered holders of the Exchangeable Preferred Shares and the Corporation of its intention to exercise such right at least 20 days before the Redemption Date, except in the case of a redemption occurring as a result of a Parent Liquidity Transaction, in which case the Corporation or Parent US shall so notify the registered holders of the Exchangeable Preferred Shares and the Corporation as early as reasonably practicable before the Redemption Date.  If the Corporation or Parent US duly exercises its Redemption Call Right in accordance with this Section B8.2, the right of the Corporation to redeem any Exchangeable Preferred Shares pursuant to Section B8.1 on the Redemption Date shall terminate at such time and on the Redemption Date the Corporation or Parent US will purchase and the holders of Exchangeable Preferred Shares (other than members of the Parent Group) will sell all of their Exchangeable Preferred Shares then outstanding for a price per share equal to the Exchangeable Preferred Share Consideration.

(c)
For the purposes of completing a purchase of the Exchangeable Preferred Shares pursuant to the exercise of a Redemption Call Right, the Corporation (or Parent US, as the case may be) shall deposit or cause to be deposited with the Corporation, on or before the Redemption Date, the Exchangeable Preferred Share Consideration per Exchangeable Preferred Share less any required Tax withholdings.  Provided that the aggregate Exchangeable Preferred Share Consideration has been so deposited with the Corporation, on and after the Redemption Date the holders of the Exchangeable Preferred Shares (other than members of the Parent Group) shall cease to be holders of such Exchangeable Preferred Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Exchange and Call Rights Agreement), other than the right to receive the Exchangeable Preferred Share Consideration per Exchangeable Preferred Share payable by the Corporation or Parent US, without interest, and all dividends and other distributions with respect to the Parent US Preferred Stock or Parent US Common Stock to which such holder is entitled with a record date after the date of such deposit and before the date of transfer of such Parent US Preferred Stock or Parent US Common Stock to such holder (in each case less any amounts withheld on account of Tax required to be deducted and withheld therefrom) against presentation and surrender of the certificates representing the Exchangeable Preferred Shares held by such holder and the holder shall on and after the last Business Day prior to such Redemption Date be considered and deemed for all purposes to be the holder of the Parent US Preferred Stock or Parent US Common Stock to which such holder is entitled.  Upon surrender to the Corporation of a certificate representing Exchangeable Preferred Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Preferred Shares under the OBCA  and the articles and by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Corporation on behalf of the Corporation or Parent US shall deliver to such holder, the Exchangeable Preferred Share Consideration.  If the Corporation or Parent US does not exercise its Redemption Call Right in the manner described above, on the Redemption Date a holder of Exchangeable Preferred Shares shall be entitled to receive in exchange therefor the Redemption Price otherwise payable by the Corporation in connection with the redemption of the Exchangeable Preferred Shares pursuant to Section B8.1 hereof.

9.	PURCHASE FOR CANCELLATION

9.1	Purchase for Cancellation

(a)
Subject to applicable Law and the articles of the Corporation and notwithstanding Section B9.1(b) the Corporation may at any time and from time to time purchase for cancellation all or any part of the Exchangeable Preferred Shares by private agreement with any holder of Exchangeable Preferred Shares.

(b)
Subject to applicable Law and the articles of the Corporation, the Corporation may at any time and from time to time purchase for cancellation all or any part of the outstanding Exchangeable Preferred Shares at any price per share by tender to all the holders of record (other than members of the Parent Group) of Exchangeable Preferred Shares then outstanding together with an amount equal to all declared and unpaid dividends thereon for which the record date has occurred prior to the date of purchase.  If in response to an invitation for tenders under the provisions of this Section B9.1(b), more Exchangeable Preferred Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is prepared to purchase, the Exchangeable Preferred Shares to be purchased by the Corporation shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than the Corporation is prepared to purchase after the Corporation has purchased all the shares tendered at lower prices.  If only part of the Exchangeable Preferred Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of the Corporation.

(c)
Any purchase for cancellation pursuant to this Section B9.1 may be structured, at the option of the Corporation, to first require the holder of Exchangeable Preferred Shares to retract their Exchangeable Preferred Shares pursuant to Section B7 and have the Parent US Preferred Stock or Parent US Common Stock issued in connection therewith purchased for cancellation by Parent US.

10.	CHANGE OF LAW

10.1	Change of Law Call Right

Without limiting Parent US’s other rights herein, including for clarity the Call Right, Parent US shall have the following rights in respect of the Exchangeable Preferred Shares:

(a)
Parent US, shall have the overriding right (the “Change of Law Call Right”), in the event of a Change of Law, to, or to cause a Permitted Affiliate to, purchase from all but not less than all of the holders of Exchangeable Preferred Shares (other than members of the Parent Group) all but not less than all of the Exchangeable Preferred Shares held by each such holder on payment by Parent US of an amount per share equal to the Exchangeable Preferred Share Consideration. In the event of the exercise of the Change of Law Call Right, each holder of Exchangeable Preferred Shares (other than members of the Parent Group) shall be obligated to sell all the Exchangeable Preferred Shares held by such holder to Parent US on the Change of Law Call Date on payment by Parent US to such holder of the Exchangeable Preferred Share Consideration per share.

(b)
In order to exercise its Change of Law Call Right, Parent US must notify in writing the registered holders of the Exchangeable Preferred Shares and the Corporation of its intention to exercise such right at least 45 days before the date (the “Change of Law Call Date”) on which Parent US will acquire all but not less than all of the Exchangeable Preferred Shares (other than those held by members of the Parent Group). If Parent US exercises the Change of Law Call Right, then, on the Change of Law Call Date, Parent US will purchase and the holders of Exchangeable Preferred Shares (other than members of the Parent Group) will sell all of their Exchangeable Preferred Shares then outstanding for a price per share equal to the Exchangeable Preferred Share Consideration.

(c)
For the purposes of completing a purchase of the Exchangeable Preferred Shares pursuant to the exercise of the Change of Law Call Right, Parent US shall deposit or cause to be deposited with the Corporation, on or before the Change of Law Call Date, the Exchangeable Preferred Share Consideration per share less any required Tax withholdings. Provided that the aggregate Exchangeable Preferred Share Consideration has been so deposited with the Corporation, on and after the Change of Law Call Date the holders of the Exchangeable Preferred Shares (other than members of the Parent Group) shall cease to be holders of such Exchangeable Preferred Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Exchange and Call Rights Agreement), other than the right to receive the Exchangeable Preferred Share Consideration per share payable by Parent US, without interest, and all dividends and other distributions with respect to the Parent US Preferred Stock or Parent US Common Stock to which such holder is entitled with a record date after the date of such deposit and before the date of transfer of such Parent US Preferred Stock or Parent US Common Stock to such holder (in each case less any amounts withheld on account of Tax required to be deducted and withheld therefrom) against presentation and surrender of the certificates representing the Exchangeable Preferred Shares held by such holder and the holder shall on and after the Change of Law Call Date be deemed for all purposes to be the holder of the Parent US Preferred Stock or Parent US Common Stock to which such holder is entitled. Upon surrender to the Corporation of a certificate representing Exchangeable Preferred Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Preferred Shares under the OBCA and the articles and by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Corporation on behalf of Parent US shall deliver to such holder, the Exchangeable Preferred Share Consideration per share.

11.	TREATMENT FOR UNITED STATES TAX PURPOSES

The Corporation agrees, and by its acceptance of an Exchangeable Preferred Share each holder of an Exchangeable Preferred Share agrees, to treat each Exchangeable Preferred Share as 3,344 shares of Parent US Preferred Stock and 480 shares of Parent US Common Stock for United States federal income and corresponding state and local Tax purposes, and neither the Corporation nor the holders of Exchangeable Preferred Shares shall take any action inconsistent with such treatment.

12.	AMENDMENT AND APPROVAL

12.1	Amendment

The rights, privileges, restrictions and conditions attaching to the Exchangeable Preferred Shares may be added to, changed or removed only with the approval of the holders of the Exchangeable Preferred Shares given as hereinafter specified.

12.2	Approval

Any approval given by the holders of the Exchangeable Preferred Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Preferred Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Preferred Shares as a separate class shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable Law, subject to a minimum requirement that such approval be evidenced by resolution passed by not less than half of the votes cast on such resolution at a meeting of holders of Exchangeable Preferred Shares duly called and provided that such approval must be given also by the affirmative vote of holders of more than two-thirds of the Exchangeable Preferred Shares represented in person or by proxy at the meeting excluding Exchangeable Preferred Shares beneficially owned by members of the Parent Group. For purposes of this Section B12.2, any spoiled votes, illegible votes, defective votes and abstentions shall be deemed to be votes not cast.

13.	RECIPROCAL CHANGES, ETC. IN RESPECT OF PARENT US PREFERRED STOCK

13.1	Reciprocal Changes

(a)
Each holder of an Exchangeable Preferred Share acknowledges that the Support Agreement provides, in part, that Parent US will not, except as provided in the Support Agreement, without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Preferred Shares given in accordance with Section B12.2 hereof:

(i)
issue or distribute Parent US Preferred Stock or Parent US Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Parent US Preferred Stock or Parent US Common Stock, respectively) to the holders of all or substantially all of the then outstanding Parent US Preferred Stock or Parent US Common Stock by way of stock dividend or other distribution, other than an issue of Parent US Preferred Stock or Parent US Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Parent US Preferred Stock or Parent US Common Stock, respectively) to holders of Parent US Preferred Stock or Parent US Common Stock who: (A) exercise an option to receive dividends in Parent US Preferred Stock or Parent US Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Parent US Preferred Stock or Parent US Common Stock, respectively) in lieu of receiving cash dividends; or (B) pursuant to any dividend reinvestment plan, scrip dividend or similar arrangement;

(ii)
issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Parent US Preferred Stock or Parent US Common Stock entitling them to subscribe for or to purchase Parent US Preferred Stock or Parent US Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Parent US Preferred Stock or Parent US Common Stock, respectively); or

(iii)	issue or distribute to the holders of all or substantially all of the then outstanding Parent US Preferred Stock or Parent US Common Stock:

(A)
shares or securities of Parent US of any class other than Parent US Preferred Stock or Parent US Common Stock (or securities convertible into or exchangeable for or carrying rights to acquire such securities, as the case may be);

(B)	rights, options or warrants other than those referred to in Section 13.1(a)(ii) above;

(C)	evidences of indebtedness of Parent US; or

(D)	assets of Parent US,

unless (x) the Corporation is permitted under applicable Law to issue or distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets to the holders of the Exchangeable Preferred Shares and (y) the Corporation shall issue or distribute the economic equivalent of such rights, options, warrants, securities, shares evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Preferred Shares. The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Preferred Shares given in accordance with Section B12.2 hereof.

(b)
Each holder of an Exchangeable Preferred Share acknowledges that the Support Agreement further provides, in part, that Parent US will not, except as provided in the Support Agreement, without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Preferred Shares given in accordance with Section B12.2 hereof:

(i)	subdivide, redivide or change the then outstanding Parent US Preferred Stock or Parent US Common Stock into a greater number of Parent US Preferred Stock or Parent US Common Stock, respectively;

(ii)
reduce, combine, consolidate or change the then outstanding Parent US Preferred Stock or Parent US Common Stock into a lesser number of Parent US Preferred Stock or Parent US Common Stock, respectively; or

(iii)
reclassify or otherwise change the rights, privileges or other terms of the then outstanding Parent US Preferred Stock or Parent US Common Stock, or effect an amalgamation, merger, reorganization or other transaction involving or affecting the Parent US Preferred Stock or Parent US Common Stock,

unless (x) the Corporation is permitted under applicable Law to make the same or an economically equivalent change to, or in the rights of holders of, the Exchangeable Preferred Shares, and (y) the same or an economically equivalent change is made simultaneously to, or in the rights of the holders of, the Exchangeable Preferred Shares. The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Preferred Shares given in accordance with Section B12.2 hereof.

(c)	Notwithstanding the foregoing provisions of this Article B13, in the event of a Parent Liquidity Transaction:

(i)
in which Parent US merges or amalgamates with, or in which all or substantially all of the then outstanding Parent US Preferred Stock or Parent US Common Stock are acquired by, one or more other corporations to which Parent US is, immediately before such merger, amalgamation or acquisition, related within the meaning of the Tax Act (otherwise than virtue of a right referred to in paragraph 251(5)(b) thereof);

(ii)	which does not result in an acceleration of the Redemption Date in accordance with paragraph (b) of that definition; and

(iii)
in which all or substantially all of the then outstanding Parent US Preferred Stock or Parent US Common Stock are converted into or exchanged for shares or rights to receive such shares (the “Other Shares”) of another corporation (the “Other Corporation”) that, immediately after such Parent Liquidity Transaction, owns or controls, directly or indirectly, Parent US, then all references herein to “Parent US” shall thereafter be and be deemed to be references to “Other Corporation” and all references herein to “Parent US Preferred Stock” and to “Parent US Common Stock” shall thereafter be and be deemed to be references to “Other Shares” (with appropriate adjustments, if any, as are required to result in a holder of Exchangeable Preferred Shares on the exchange, redemption or retraction of shares pursuant to these Share Provisions or exchange of shares pursuant to the Exchange and Call Rights Agreement immediately subsequent to the Parent Liquidity Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Preferred Shares would have received if the exchange, redemption or retraction of such shares pursuant to these Share Provisions, or exchange of such shares pursuant to the Exchange and Call Rights Agreement had occurred immediately prior to the Parent Liquidity Transaction and the Parent Liquidity Transaction was completed, but subject to subsequent adjustments to reflect any subsequent changes in the share capital of the Other Corporation, including without limitation, any subdivision, consolidation or reduction of share capital) without any need to amend the terms and conditions of the Exchangeable Preferred Shares and without any further action required.

14.	ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

14.1	Actions by the Corporation

The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Parent US with all provisions of the Support Agreement applicable to the Corporation and Parent US, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to such agreement.

14.2	Changes to Support Agreement

The Corporation shall not agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of the Exchangeable Preferred Shares given in accordance with Section B12.2 hereof other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(a)
adding to the covenants of any or all of the parties to the Support Agreement if the board of directors of each of the Corporation and Parent US shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Non-Affiliated Holders as a whole;

(b)
evidencing the succession of successors to Parent US either by operation of Law or agreement to the liabilities and covenants of Parent US under the Support Agreement (“Parent US Successors”) and the covenants of and obligations assumed by each such Parent US Successor in accordance with the provisions of Article 3 of the Support Agreement;

(c)
making such amendments or modifications not inconsistent with the Support Agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of the Corporation and Parent US, having in mind the best interests of the Non-Affiliated Holders as a whole, it may be expedient to make, provided that each such board of directors shall be of the good faith opinion that such amendments or modifications will not be prejudicial to the rights or interests of the Non-Affiliated Holders as a whole; or

(d)
making such changes or corrections which, on the advice of counsel to the Corporation and Parent US, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the boards of directors of each of the Corporation and Parent US shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the Non-Affiliated Holders as a whole.

15.	LEGEND; CALL RIGHTS; WITHHOLDING RIGHTS

15.1	Legend

The certificates evidencing the Exchangeable Preferred Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Support Agreement and the Exchange and Call Rights Agreement (including, but not limited to the provisions with respect to the call rights, voting rights and exchange rights thereunder).

15.2	Call Rights

Each holder of an Exchangeable Preferred Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, Change of Law Call Right, the Call Right and the Redemption Call Right, in each case, in favour of Parent US, the Corporation or Paid Callco, as the case may be, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, or a Change of Law or the retraction or redemption of Exchangeable Preferred Shares, as the case may be, and to be bound thereby in favour of Parent US as herein provided.

15.3	Withholding Rights

Parent US or Paid Callco, as the case may be, and the Corporation shall be entitled to deduct and withhold from any consideration otherwise payable to any holder of Exchangeable Preferred Shares such amounts as Parent US, Paid Callco or the Corporation is required to deduct and withhold with respect to such payment under the Tax Act or the U.S. Tax Code or any provision of provincial, state, territorial, local or foreign Tax Law, in each case as amended or succeeded. In particular, any dividend paid on the Exchangeable Preferred Shares to Canadian resident holders may be subject to United States withholding Tax as if such dividend had been paid on the Parent US Preferred Stock or Parent US Common Stock. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the Exchangeable Preferred Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate Taxing Authority.  To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Parent US, Paid Callco and the Corporation are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Parent US, Paid Callco or the Corporation, as the case may be, to enable it to comply with such deduction or withholding requirement and Parent US, Paid Callco or the Corporation shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

16.	NOTICES

16.1	Notices

Subject to applicable Law, any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Preferred Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the Secretary of the Corporation.  Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by telecopy or delivery, shall be deemed to have been given and received on the date of such telecopy or delivery.

16.2	Certificates

Any presentation and surrender by a holder of Exchangeable Preferred Shares to the Corporation of certificates representing Exchangeable Preferred Shares in connection with the liquidation, dissolution or winding-up of the Corporation, Change of Law or the retraction or redemption of Exchangeable Preferred Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation, addressed to the attention of the Secretary of the Corporation.  Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation.  Any such presentation and surrender of certificates made by registered mail (postage prepaid) shall be at the sole risk of the holder mailing the same.

16.3	Notices to Shareholders

Subject to applicable Law, any notice, request or other communication to be given to a holder of Exchangeable Preferred Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the register of shareholders of the Corporation for the Exchangeable Preferred Shares or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder.  Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery.  Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Preferred Shares, or any defect in such notice, shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

In the event of any interruption of mail service immediately prior to a scheduled mailing or in the period following a mailing during which delivery normally would be expected to occur, the Corporation will make reasonable efforts to disseminate any notice by other means, such as publication.  Except as otherwise required or permitted by Law, if post offices in Canada or the United States are not open for the deposit of mail, any notice which the Corporation may give or cause to be given will be deemed to have been properly given and to have been received by holders of Exchangeable Preferred Shares if it is published once in the National Edition of The Globe and Mail and in the daily newspapers of general circulation in each of the French and English languages in the City of Toronto, provided that if the National Edition of The Globe and Mail is not being generally circulated, publication thereof will be made in any other daily newspaper of general circulation published in the City of Toronto.

17.	DISCLOSURE OF INTERESTS IN EXCHANGEABLE PREFERRED SHARES

17.1	Disclosure of Interests

The Corporation shall be entitled to require any person whom the Corporation knows or has reasonable cause to believe holds any interest whatsoever in an Exchangeable Preferred Share (i) to confirm that fact or (ii) to give such details as to who has an interest in such Exchangeable Preferred Share, in each case as would be required (if the Exchangeable Preferred Shares were a class of “equity securities” of the Corporation) under Section 102.1 of the Securities Act (Ontario), as amended from time to time, or as would be required under the articles of Parent US or any Laws or regulations, or pursuant to the rules or regulations of any regulatory authority, of Canada or the United States as if, and only to the extent that, the Exchangeable Preferred Shares were Parent US Preferred Stock and Parent US Common Stock.

SCHEDULE A

RETRACTION REQUEST

To:	ShipTime Canada Inc. (the “Corporation”), 2534841 Ontario Inc. (“Callco”), and to Paid Inc.

This notice is given pursuant to Article B7 of the provisions (the “Share Provisions”) attaching to the share(s) represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

The undersigned hereby notifies the Corporation, Callco, and Paid Inc. that, subject to the Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with Article B7 of the Share Provisions:

all share(s) represented by this certificate; or
share(s) only represented by this certificate.

The undersigned hereby notifies the Corporation, Callco, and Paid Inc. that the retraction date shall be: ______________ (the “Retraction Date”), and if no date is specified, then the Retraction Date is deemed to be the seventh (7th) Business Day after this Retraction Request is received by the Corporation.

The undersigned acknowledges the Call Right of Callco (and Paid Inc.) to, or to cause a Permitted Affiliate of Callco to, purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to Callco in accordance with the Call Right on the Retraction Date for the Call Purchase Price and on the other terms and conditions set out in Section B7.4 of the Share Provisions.  If Callco determines not to exercise its Call Right, the Corporation will notify the undersigned of such fact as soon as possible.  This Retraction Request, and this offer to sell the Retracted Shares to Callco, may be revoked and withdrawn by the undersigned only by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

The undersigned acknowledges that if, as a result of solvency provisions of applicable Law, the Corporation is unable to redeem all Retracted Shares and provided that Callco has not exercised the Call Right with respect to the Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right so as to require the Corporation to purchase the unredeemed Retracted Shares.

The undersigned hereby represents and warrants to the Corporation, Callco, and Paid Inc. that the undersigned:

☐	is
(select one)
☐	is not

a resident in Canada for purposes of the Income Tax Act (Canada).  THE UNDERSIGNED ACKNOWLEDGES THAT IN THE ABSENCE OF AN INDICATION THAT THE UNDERSIGNED IS A RESIDENT IN CANADA, WITHHOLDING ON ACCOUNT OF CANADIAN TAX MAY BE MADE FROM AMOUNTS PAYABLE TO THE UNDERSIGNED ON THE REDEMPTION OR PURCHASE OF THE RETRACTED SHARES.

The undersigned hereby represents and warrants to the Corporation, Callco, and Paid Inc. that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by the Corporation, Callco, or Paid Inc., as the case may be, free and clear of all liens, claims, encumbrances, security interests and adverse claims.

Date

(Signature of Shareholder)

(Guarantee of Signature)

☐
Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder at the principal office of the Corporation, failing which such securities and any cheque will be mailed to the address below, if provided, and if not provided to the last address of the shareholder as it appears on the register.

NOTE:                      This panel must be completed and this certificate, together with such additional documents as the Corporation may require, must be deposited with the Corporation at its principal office.  The securities and any cheque resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to respectively, the name of the shareholder as it appears on the register of the Corporation and the securities and cheque resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date:           ___________________________

Name of person in Whose Name Securities or Cheque(s) Are to be Registered, Issued or Delivered (please print)

Street Address or P.O. Box

Signature of Shareholder

City, Province and Postal Code

Signature Guaranteed by

NOTE:                      If this Retraction Request is for less than all of the share(s) represented by this certificate, a certificate representing the remaining shares of the Corporation will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).